UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 22, 2013

AMPHENOL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10879	22-2785165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)                                 The annual meeting of the stockholders of Amphenol Corporation (the “Company”) was held on May 22, 2013.

(b)                                 The stockholders elected each of the Company’s nominees for director; ratified the selection of Deloitte & Touche LLP as independent accountants of the Company; approved the advisory vote on compensation of named executive officers; and voted against a stockholder proposal for special shareowner meeting right.  Voting of shares for each item is as follows:

A.                                    Election of Directors:

	For	Against	Abstain	Non-Votes
Stanley L. Clark	142,087,543	3,153,766	200,733	3,214,704
David P. Falck	144,789,297	499,818	152,927	3,214,704
Edward G. Jepsen	143,821,919	1,419,390	200,733	3,214,704
Andrew E. Lietz	141,213,435	4,076,490	152,117	3,214,704
Martin H. Loeffler	143,702,787	1,588,662	150,593	3,214,704
John R. Lord	141,712,829	3,528,507	200,706	3,214,704

B.                                    Ratification of Deloitte & Touche LLP:

For	147,333,331
Against	1,175,940
Abstain	147,475
Non-Votes	—

C.                                    Advisory Vote on Compensation of Named Executive Officers:

For	140,612,234
Against	4,558,918
Abstain	270,634
Non-Votes	3,214,960

D.                                    Stockholder Proposal for Special Shareowner Meeting Right:

For	66,813,123
Against	78,341,597
Abstain	287,322
Non-Votes	3,214,704

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHENOL CORPORATION

By:	/s/ Diana G. Reardon
Diana G. Reardon
Executive Vice President
and Chief Financial Officer

Date: May 24, 2013